UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007 (January 29, 2007)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 29, 2007, Owens & Minor, Inc. (the “Company”) entered into an amendment to its existing credit facility to increase its borrowing capacity from $250 million to $350 million. The complete text of the Second Amendment to Amended and Restated Credit Agreement dated as of January 29, 2007, entered into among the Company, Owens & Minor Medical, Inc., Owens & Minor Distribution, Inc., certain subsidiaries of the Company, the banks identified on the signature pages thereto and Bank of America, N.A. (as administrative agent), is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On January 31, 2007, the Company issued a press release regarding its financial results for the fourth quarter and year ended December 31, 2006. The Registrant is furnishing the press release attached hereto as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Form of Second Amendment to Amended and Restated Credit Agreement, dated as of January 29, 2007, among Owens & Minor Medical, Inc., Owens & Minor Distribution, Inc., the Company, certain subsidiaries of the Company, the banks identified on the signature pages hereto and Bank of America, N.A. (as administrative agent).

99.1	Press Release issued by the Company on January 31, 2007 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: January 31, 2007	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
4.1	Form of Second Amendment to Amended and Restated Credit Agreement, dated as of January 29, 2007, among Owens & Minor Medical, Inc., Owens & Minor Distribution, Inc., the Company, certain subsidiaries of the Company, the banks identified on the signature pages hereto and Bank of America, N.A. (as administrative agent).

99.1	Press Release issued by the Company on January 31, 2007 (furnished pursuant to Item 2.02).